Exhibit 99.1

Bryn Mawr Bank Corporation

FOR RELEASE: IMMEDIATELY	Ted Peters,
Chairman and CEO
FOR MORE INFORMATION CONTACT:	610-581-4800
Francis J. Leto, President and COO
610-581-4730
J. Duncan Smith, CFO
610-526-2466

Bryn Mawr Bank Corporation Acquires Powers Craft Parker & Beard,

Inc. Insurance Brokers and Risk Management Consultants

BRYN MAWR, Pa., August 21, 2014 - Bryn Mawr Bank Corporation (NASDAQ: BMTC), (the “Corporation”), parent of The Bryn Mawr Trust Company (the “Bank”), today reported that they entered into a stock purchase agreement to acquire Powers Craft Parker & Beard, Inc. (the “Company”), independent insurance brokers and risk management consultants located in Rosemont, Pennsylvania. The Company provides expert consulting services for personal and commercial insurance clients. Founded in 1922, the Company has been serving the insurance and risk management needs of its clients for more than 92 years.

Ted Peters, Chairman and CEO, stated, “We are excited to have Powers Craft Parker & Beard join the Bryn Mawr Trust organization. They are one of the premier agencies in the Philadelphia area and will greatly enhance our ability to offer high quality insurance services to our existing and new clients.”

The Company is licensed to do business in thirty-four states and excels in structuring comprehensive insurance/risk management programs. “Insurance and risk management services are important components of Bryn Mawr Trust’s approach to developing comprehensive financial and/or wealth management plans for our personal and business clients. I have known the principals of Powers Craft Parker and Beard, Don Parker and Ned Lee for many years and always valued their expert advice. They are going to be great additions to the Bryn Mawr Trust team. The Company will add significant consulting expertise and synergies when combined with Bryn Mawr Trust’s team. The Company, like Bryn Mawr Trust, has a well-earned reputation of delivering outstanding client service. Don and Ned look forward to continuing their relationships with their existing clients as well as developing new ones with the Bank’s. I am pleased to have this group of experienced professionals join Bryn Mawr Trust,” said Frank Leto, President and COO.

The acquisition is not subject to regulatory approval and closing will occur on or before October 1, 2014.

About Bryn Mawr Bank Corporation: Bryn Mawr Bank Corporation, including its wholly-owned subsidiary, The Bryn Mawr Trust Company was founded in 1889, has $2.1 billion in corporate assets and $7.6 billion in wealth assets under management, administration, supervision and brokerage. Bryn Mawr Trust offers a full range of personal and business banking services, consumer and commercial loans, equipment leasing, mortgages, insurance, as well as wealth management services including investment management, trust and estate administration, retirement planning, custody services, and tax planning and preparation. Headquartered in Bryn Mawr, Pennsylvania, Bryn Mawr Trust has nineteen full-service branches serving residents and businesses in Montgomery, Delaware and Chester counties in Pennsylvania and New Castle County, Delaware. It also maintains seven limited-service offices in adult life care communities.

FORWARD LOOKING STATEMENTS AND SAFE HARBOR

This press release contains statements which, to the extent that they are not recitations of historical fact may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Such forward-looking statements may include financial and other projections as well as statements regarding the Corporation’s future plans, objectives, performance, revenues, growth, profits, operating expenses or the Corporation’s underlying assumptions. The words “may,” “would,” “should,” “could,” “will,” “likely,” “possibly,” “expect,” “anticipate,” “intend,” “estimate,” “target,” “potentially,” “probably,” “outlook,” “predict,” “contemplate,” “continue,” “plan,” “forecast,” “project,” “are optimistic,” “are looking,” “are looking forward” and “believe” or other similar words and phrases may identify forward-looking statements. Persons reading this press release are cautioned that such statements are only predictions, and that the Corporation’s actual future results or performance may be materially different.

Such forward-looking statements involve known and unknown risks and uncertainties. A number of factors, many of which are beyond the Corporation’s control, could cause our actual results, events or developments, or industry results, to be materially different from any future results, events or developments expressed, implied or anticipated by such forward-looking statements, and so our business and financial condition and results of operations could be materially and adversely affected. Such factors include, among others, our need for capital, our ability to control operating costs and expenses, and to manage loan and lease delinquency rates; the credit risks of lending activities and overall quality of the composition of our loan, lease and securities portfolio; the impact of economic conditions, consumer and business spending habits, and real estate market conditions on our business and in our market area; changes in the levels of general interest rates, deposit interest rates, or net interest margin and funding sources; changes in banking regulations and policies and the possibility that any banking agency approvals we might require for certain activities will not be obtained in a timely manner or at all or will be conditioned in a manner that would impair our ability to implement our business plans; changes in accounting policies and practices; the inability of key third-party providers to perform their obligations to us; our ability to attract and retain key personnel; competition in our marketplace; war or terrorist activities; material differences in the actual financial results, cost savings and revenue enhancements associated with our acquisitions; and other factors as described in our securities filings. All forward-looking statements and information set forth herein are based on Management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. The Corporation does not undertake to update forward-looking statements.

For a complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, as well as any changes in risk factors that we may identify in our quarterly or other reports subsequently filed with the SEC.

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